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                                                                     EXHIBIT 4.2
                                                                  EXECUTION COPY












                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                            EAGLE TEST SYSTEMS, INC.,

                                  THE INVESTORS

                                AS DEFINED HEREIN

                                       AND

                                THE STOCKHOLDERS

                                AS DEFINED HEREIN

                         DATED AS OF SEPTEMBER 30, 2003

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                                TABLE OF CONTENTS

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                                                                             PAGE
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
1.       CERTAIN DEFINITIONS.............................................      1

2.       DEMAND REGISTRATIONS............................................      3

3.       FORM S-3........................................................      4

4.       PIGGYBACK REGISTRATION..........................................      5

5.       REGISTRATION PROCEDURES.........................................      6

6.       EXPENSES........................................................      8

7.       INDEMNIFICATION.................................................      9

8.       COMPLIANCE WITH RULE 144........................................     12

9.       AMENDMENTS......................................................     12

10.      TRANSFERABILITY OF REGISTRATION RIGHTS..........................     12

11.      RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT INVESTORS.............     12

12.      DAMAGES.........................................................     13

13.      MISCELLANEOUS...................................................     13

14.      DISPUTE RESOLUTION..............................................     14
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                          REGISTRATION RIGHTS AGREEMENT

      THIS AGREEMENT is dated as of the 30th day of September, 2003, by and among Eagle Test Systems, Inc., an Illinois corporation (the "Company"), the persons designated as Investors on the signature pages hereto and any assignees thereof (each, an "Investor" and collectively, the "Investors") and the persons designated as Stockholders on the signature pages hereto and any assignees thereof (each, a "Stockholder" and collectively the "Stockholders").

      WHEREAS, the Company and certain of the Investors and the Stockholders are simultaneously entering into a certain Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), whereby such Investors have agreed to purchase shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock");

      WHEREAS, on the date hereof, certain of the Investors will lend to the Company $30,000,000 pursuant to the terms of that certain Note Purchase Agreement dated as of the date hereof (the "Note Purchase Agreement"), in return for convertible secured subordinated debentures (collectively, the "Convertible Subordinated Notes") which are convertible into secured subordinated promissory notes of the Company (collectively, the "Subordinated Notes") and warrants to acquire shares of Common Stock of the Company (the "Warrants"); and

      WHEREAS, the execution and delivery of this Agreement is an inducement and a condition precedent to the purchase by the Investors of the Series A Preferred Stock and the Convertible Subordinated Notes under the Purchase Agreement and Note Purchase Agreement, as applicable.

      NOW, THEREFORE, in consideration of the premises, as an inducement to the Investors to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Investors and the Stockholders hereby covenant and agree with each other as follows:

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "BOARD OF DIRECTORS" means the Board of Directors of the Company.

            "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

            "COMMON STOCK" shall mean the Common Stock, no par value, of the Company and any other securities into which or for which any of the securities described above may be

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converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            "COMPANY" shall have the meaning set forth in the preamble and shall include any successor or successors thereto.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "MAJORITY INTEREST" means the Investors holding not less than a majority in interest in the outstanding Registrable Securities held by all Investors.

            "PERSON" shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

            "REGISTRABLE SECURITIES" shall mean (i) any shares of Common Stock held by the Investors or Stockholders, or subject to acquisition by any Investor upon conversion of the Series A Preferred Stock or exercise of the Warrants (it being understood that for purposes of this Agreement, an Investor will be deemed to be a holder of Registrable Securities whenever such Investor has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected) and (ii) any other securities issued and issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if an Investor owns Series A Preferred Stock, the Investor may exercise its registration rights hereunder by converting the shares to be sold under the relevant registration statement into Common Stock as of the closing of the relevant offering and shall not be required to cause such Series A Preferred Stock to be converted to Common Stock until and unless such closing occurs, it being understood that the Company shall at the request of the relevant Investor effect the reconversion of Common Stock into Series A Preferred Stock, if, notwithstanding the foregoing, such a conversion occurs and the relevant offering does not close; and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder without restriction as to volume or otherwise pursuant to Rule 144(k) under the Securities Act shall not be deemed Registrable Securities.

            "REGISTRATION EXPENSES" shall mean the expenses so described in
Section 6 hereof.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.

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      2.    DEMAND REGISTRATIONS.

            (a) At any time after 180 days of the effective date of a registration statement filed in connection with the initial public offering of the Company's Common Stock under the Securities Act (the "IPO"), a Majority Interest may request that the Company register under the Securities Act all or any portion of the Registrable Securities held by such requesting Investors. Upon receipt of such request, the Company shall promptly deliver notice of such request to all Investors holding Registrable Securities, if any, who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Investor to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use its best efforts to expeditiously effect the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act and to qualify such Registrable Securities for sale under any state blue sky law; provided, however, that the Company shall not be required to effect registration pursuant to a request under this Section 2 more than three (3) times for the holders of the Registrable Securities as a group. Notwithstanding anything to the contrary contained herein, no request may be made under this
Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering. The Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 2 for a reasonable time period, provided that such postponements shall not exceed ninety (90) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its shareholders or
(ii) the Board of Directors of the Company determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness. A registration will not count as a requested registration under this Section 2(a) until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating Investors; provided, however, that if a majority interest of the participating Investors of Registrable Securities shall request, in writing, that the Company withdraw a registration statement that has been filed under this Section 2(a) but not yet been declared effective because of a material adverse change in the condition, business or prospects of the Company and such request is made promptly after the requesting Investors learn of such change, a majority interest of such Investors may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and unless the requesting Investors agree to pay the incremental costs associated with such withdrawal and subsequent reinstatement or filing, it will count as one (1) requested registration.

            (b) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to

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be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any other Persons (other than the Investors holding Registrable Securities) not having registration rights or having contractual, incidental "piggy back" rights to include such securities in the registration statement, (ii) second, shares sought to be registered by the Company, (iii) third, Registrable Securities of Investors who did not make the original request for registration, and (iv) fourth, Registrable Securities of Investors who requested such registration pursuant to Section 2(a), it being understood that no shares shall be registered for the account of the Company or any shareholder other than the Investors unless all Registrable Securities for which Investors have requested registration have been registered. If there is a reduction of the number of Registrable Securities pursuant to clauses (i), (iii) or (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Common Stock or Registrable Securities held by the holders in each tranche and subject to the priorities set forth in the preceding sentence).

            (c) With respect to a request for registration pursuant to Section 2(a) that is for an underwritten public offering, the managing underwriter shall be chosen by the Investors holding not less than a majority of the Registrable Securities to be sold in such offering, subject to the Company's consent, which such consent shall not be unreasonably withheld. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred eighty (180), days following the effective date of any registration required pursuant to this Section 2 or such lesser period as may be consented to by the managing underwriter.

            (d) An Investor requesting registration pursuant to Section 2(a) shall provide all such information and materials and shall take all such actions as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of such registration statement. Specifically, the Company may require such Investor to furnish the Company with such information regarding the Investor and the distribution of its securities as the Company may from time to time reasonably request and as required by the Securities Act, the Exchange Act or the Commission.

      3. FORM S-3. If the Company becomes eligible to use Form S-3 (or any comparable successor form) under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any comparable successor form) under the Securities Act. For so long as the Company is qualified to register securities on Form S-3 (or any comparable successor form), an Investor or Investors holding Registrable Securities anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $500,000 shall have the right, on one or more occasions, to request registration on Form S-3 (or any comparable successor form) for the Registrable Securities held by such requesting Investor or Investors; provided, however, that there shall not be more than two registrations under this Section 3 in any twelve (12) month period. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Investor or Investors. The Company shall give notice to all other Investors holding Registrable Securities of the receipt of a request for

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registration pursuant to this Section 3 and such Investors shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its best efforts to effect promptly the registration of all shares on Form S-3 (or any comparable successor form) to the extent requested by such Investor or Investors; provided, however, the Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 3 for a reasonable period of time, provided that such postponements shall not exceed ninety (90) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness.

      4. PIGGYBACK REGISTRATION. If at any time or times, the Company shall propose to register any of its Common Stock or securities convertible into or exchangeable or exercisable for any of its Common Stock under the Securities Act for sale to the public (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders (a "secondary offering"), or both, including pursuant to a demand under Section 2 hereof, as provided therein, and except (i) with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, and
(ii) in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company shall promptly give written notice at the applicable address of record to each Investor and each Stockholder then holding Registrable Securities of its intention to do so. Upon the written request of any of such Investors or Stockholders, given within thirty (30) days after receipt by such Investors or Stockholders of such notice, the Company shall, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of said requesting Investors and/or Stockholders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, "Selling Stockholders") is greater than the amount that can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such Investors and/or Stockholders holding shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any such contractual, incidental registration rights, (ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement other than this Agreement, (iii) third, in a registration requested pursuant to Section 2, all Registrable Securities other than those held by the initiating Investor or Investors, (iv) fourth, the Registrable Securities sought to be included by the Stockholders and (v) fifth, the Registrable Securities sought to be included by the Investors; provided, however, that so long as the Investors, upon the sale of the Registrable Securities held by the Investors included in such

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offering, would receive net proceeds (after underwriting commissions and discounts) that, when added together with the net proceeds received by the Investors pursuant to all other sales of Registrable Securities under this
Section 4 or Sections 2 and 3 below (including proceeds received in connection with the redemption by the Company of the Investors' shares of Redeemable Preferred Stock), would equal or exceed $65,000,000, the securities held by each Person described in clauses (iv) and (v) above sought to be included in such registration statement in connection with such underwritten public offering shall be excluded on a pro rata basis (based upon the aggregate holdings of securities of the holders thereof requesting inclusion of such Registrable Securities in such registration statement) holders thereof requesting registration, as determined on a pro rata basis in accordance with their holdings.

      5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

            (b) prepare and file with the Commission such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement are sold or (ii) nine (9) months after the effective date of the registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

            (c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

            (d) register or qualify the securities covered by such registration statement under the securities or state "blue sky" laws of such jurisdictions as each selling holder may reasonably request, and do any and all other acts and things that may be necessary under such state securities or "blue sky" laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder; provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

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            (e)   within a reasonable time before each filing of the
registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel, which shall not be unreasonably withheld;

            (f) immediately notify each selling holder of Registrable Securities, such selling holders' counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event that makes any statement made in the registration statement or related prospectus untrue, or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

            (g) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued, immediately notify each selling holder of Registrable Securities of the receipt of such notice and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

            (h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

            (i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

            (j) enter into any reasonable underwriting agreement required by the proposed managing underwriter or underwriter(s) for the selling holders, if any, and use its best

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efforts to facilitate the public offering of the securities; provided, however, that no Investor or Stockholder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by it to the Company specifically for use in the registration statement, and if the proposed managing underwriter or underwriter(s) require that representations or warranties be made and that indemnification be provided, the Company shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of the Company's business, operations and financial information and the disclosures relating thereto in the prospectus;

            (k) cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the similar securities issued by the Company are then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

            (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its shareholders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

            (m) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

            (n) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

            (o) appoint a transfer agent and registrar for all Registrable Securities covered by a registration statement not later than the effective date of such registration statement;

            (p) in connection with an underwritten offering, to the extent reasonably requested by the managing underwriter for the offering or the selling holders, participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in "road shows".

      6. EXPENSES. All expenses incurred by the Company, the Investors and the Stockholders in effecting the registrations provided for in Sections 2, 3 and 4, including, without limitation, all registration and filing fees, exchange or NASDAQ listing fees, printing expenses, reasonable fees and disbursements of counsel for the Company and one counsel for the Investor or Investors and/or Stockholder or Stockholders participating in such registration as a group (selected by a majority in interest of the holders of Registrable Securities who participate in the registration), underwriting expenses (other than commissions or discounts), expenses of any

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audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as "Registration Expenses"), shall be paid by the Company.

      7.    INDEMNIFICATION.

            (a) Incident to any registration statement referred to in this Agreement, and subject to applicable law, the Company shall indemnify and hold harmless each underwriter and each Investor and Stockholder (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Controlling Person") (each an "Indemnified Party" and collectively, the "Indemnified Parties") who offers or sells any such Registrable Securities in connection with such registration statement, from and against any and all losses, claims, expenses, damages or liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or action in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act (including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto),
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration, and except as otherwise provided in Section 7(d), the Company shall reimburse each such Indemnified Party in connection with investigating or defending any such liability as expenses in connection with the same are incurred; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Party specifically for use therein; and provided further, that the Company shall not be required to indemnify any Indemnified Party against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability that arises out of the failure of any Indemnified Party to deliver a prospectus as required by the Securities Act.

            (b) Each selling holder, if any, selling Registrable Securities included in such registration being effected shall indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), and each other Selling Stockholder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act,

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from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law, or otherwise to the same extent provided in Section 7(a) above, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and
(ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein. Subject to the foregoing limitation, such selling holder, if any, shall reimburse any Indemnified Party for any legal fees incurred in investigating or defending any such liability; provided, however, in no event, however, shall the liability of any selling holder for indemnification under this Section 7 in its capacity as a seller or Registrable Securities exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such selling holder, or (ii) the amount equal to the proceeds to such selling holder of the securities sold in any such registration; and provided further, that no selling holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

            (c) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other selling holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, and the selling holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Investors, the Stockholders and the underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling holder be required to contribute any amount under this Section 7(d) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement that are being sold by such selling holder or (ii) the proceeds received by such selling holder from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

            (d) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

      8. COMPLIANCE WITH RULE 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A (or such comparable successor rules). After the occurrence of the first underwritten public offering of Common Stock pursuant to an offering registered under the Securities Act on Form S-1 or Form SB-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

      9. AMENDMENTS. The provisions of this Agreement may be amended only with the written consent of the Company and a Majority Interest; provided, however, that any amendment to Sections 4 or 7 that adversely affects the rights of the Stockholders shall require the prior written consent of a majority in interest of the outstanding Registrable Securities held by Stockholders.

      10. TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable to each permitted transferee of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement. The transferor of Registrable Securities shall give the Company written notice at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities transferred.

      11. RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT INVESTORS. Other than permitted transferees of Registrable Securities under Section 10 hereof, the Company shall not, without the prior written consent of a Majority Interest, (a) allow purchasers of the Company's securities to become a party to this Agreement or (b) grant any other registration rights to any third parties other than subordinate piggyback registration rights.

      12. DAMAGES. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

      13.   MISCELLANEOUS.

            (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

      If to the Company:

            Eagle Test Systems, Inc.
            620 South Butterfield Road
            Mundelein, IL 60060-4483
            Telecopy No.: (847) 367-8640

            with a copy to:

            Katten Muchin Zavis Rosenman
            525 West Monroe, Suite 1600
            Chicago, IL 60661-3693
            Attention: Howard S. Lanznar
            Telecopy No.: (312) 902-1061

      If to the Investors:

            TA Associates, Inc.
            125 High Street
            Suite 2500
            Boston, MA 02110
            Attention: Michael C. Child and Jameson J. McJunkin
            Telecopy No.: (617) 574-6728

      If to any other holder of Registrable Securities:

            At such Person's address for notice as set forth in the books and records of the Company:

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

            (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflict of laws principles thereof.

            (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      14. DISPUTE RESOLUTION. All disputes, claims, or controversies arising out of or relating to this Agreement, or any other agreement executed and delivered pursuant to this Agreement, or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby, that are not resolved by mutual agreement shall be resolved in accordance with the provisions set forth in Sections 6.7 and 6.8 of the Purchase Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

                                         THE COMPANY:

                                         EAGLE TEST SYSTEMS, INC.

                                         By: /s/ Leonard Foxman
                                             -----------------------------------
                                         Name: Leonard Foxman
                                         Title: President

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                         LEONARD FOXMAN

                                         By: /s/ Leonard Foxman
                                             -----------------------------------
                                         Leonard Foxman

                                         FOXMAN FAMILY, LLC

                                         By: /s/ Leonard Foxman
                                             -----------------------------------
                                             Leonard Foxman

                                         Its: Manager

                                         EAGLE TEST SYSTEMS, INC.
                                         EMPLOYEE STOCK OWNERSHIP PLAN

                                         By: /s/ Leonard Foxman
                                             -----------------------------------
                                             Leonard Foxman, not in his
                                             individual capacity or in
                                             his capacity as
                                             shareholder, director or
                                             officer of the Corporation,
                                             but solely as trustee of
                                             the Eagle Test Systems
                                             Employee Stock Ownership
                                             Plan

                                         JACK WEIMER

                                         By: /s/ Jack Weimer
                                             -----------------------------------
                                               Jack Weimer

                                         STEVE DOLLENS
                                         By: /s/ Steve Dollens
                                             -----------------------------------
                                               Steve Dollens

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                               INVESTORS:

                               TA IX L.P.

                               By: TA Associates IX LLC, its General Partner
                               By: TA Associates, Inc., its Manager

                               By: /s/ Michael C. Child
                                   -----------------------------------
                               Name: Michael C. Child
                               Its: Managing Director

                               TA/ATLANTIC AND PACIFIC IV L.P.
                               By: TA Associates AP IV L.P., its General Partner
                               By: TA Associates, Inc., its General Partner

                               By: /s/ Michael C. Child
                                   -----------------------------------
                               Name: Michael C. Child
                               Its: Managing Director

                               TA STRATEGIC PARTNERS FUND A L.P.
                               By: TA Associates SPF L.P., its General Partner
                               By: TA Associates, Inc., its General Partner

                               By: /s/ Michael C. Child
                                   -----------------------------------
                               Name: Michael C. Child
                               Its: Managing Director

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 TA STRATEGIC PARTNERS FUND B L.P.
                                 By: TA Associates SPF L.P., its General Partner
                                 By: TA Associates, Inc., its General Partner

                                 By: /s/ Michael C. Child
                                     -----------------------------------
                                 Name: Michael C. Child
                                 Its: Managing Director

                                 TA INVESTORS LLC
                                 By: TA Associates, Inc., its Manager

                                 By: /s/ Michael C. Child
                                     -----------------------------------
                                 Name: Michael C. Child
                                 Its: Managing Director

                                 TA SUBORDINATED DEBT FUND, L.P.
                                 By: TA Associates SDF LLC, its General Partner
                                 By: TA Associates, Inc., its Manager

                                 By: /s/ Michael C. Child
                                     -----------------------------------
                                 Name: Michael C. Child
                                 Its: Managing Director

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]